UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2011

ENDOLOGIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28440	68-0328265
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11 Studebaker, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 595-7200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Endologix, Inc. (the “Company”) held its 2011 annual meeting of stockholders (the “Annual Meeting”) on Wednesday, May 25, 2011, at its offices located at 11 Studebaker, Irvine, California. At the Annual Meeting, the Company’s stockholders: (a) elected Daniel Lemaitre to serve on the Company’s Board of Directors as the Class I director for a three-year term expiring upon the Company’s 2014 annual meeting of stockholders and until his successor is duly elected and qualified; (b) approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers for the 2010 fiscal year; and (c) recommended, on a non-binding, advisory basis, a frequency of every year for future stockholder advisory votes on the compensation of the Company’s named executive officers.

As of April 18, 2011, the record date for the Annual Meeting, the Company had 56,627,900 shares of its common stock outstanding and entitled to vote. At the Annual Meeting, 29,261,575 shares of the Company’s common stock were present in person or represented by proxy and entitled to vote. The following sets forth detailed information regarding the voting results at the Annual Meeting:

Proposal No. 1: Election of the Class I nominee to serve on the Company’s Board of Directors for a three-year term expiring upon the Company’s 2014 annual meeting of stockholders and until his successor is duly elected and qualified.

Class I Nominee	Votes For	Votes Withheld	Broker Non-votes
Daniel Lemaitre	24,841,841	4,419,734	0

Proposal No. 2: Approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers for the 2010 fiscal year.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
25,404,154	114,441	3,742,980	0

Proposal No. 3: Recommendation, on a non-binding, advisory basis, with respect to the frequency of future stockholder advisory votes on the compensation of the Company’s named executive officers.

Every Year	Every 2 Years	Every 3 Years	Votes Abstaining	Broker Non-Votes
26,316,248	10,276	2,861,884	73,167	0

Based upon the results set forth above for Proposal No. 3, the Board of Directors of the Company has determined that future stockholder advisory votes on the compensation of the Company’s named executive officers will occur every year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOLOGIX, INC.

Date: June 1, 2011	/s/ Robert J. Krist
Robert J. Krist
Chief Financial Officer